UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices) (Zip Code)

(918) 236-6461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, pursuant to a Stock Purchase Agreement, dated July 12, 2018, between ClearSign Technologies Corporation (the “Company”) and clirSPV LLC (the “SPV”), as modified from time to time, the SPV has a right to purchase unregistered shares of the Company’s common stock in a number that will allow it to maintain a 19.99% percentage ownership of the outstanding common stock of the Company, par value $0.0001 per share (the “common stock”), following an offering of the Company’s securities, subject to certain exceptions, on terms and conditions no different from those offered to other purchasers (the “Participation Right”).

On June 24, 2024, following the SPV’s notice to exercise its Participation Right, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the SPV whereby the Company issued an aggregate of (i) 3,907,000 shares of common stock, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 786,000 shares of common stock, and (iii) redeemable warrants (the “Private Warrants,” together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 7,039,500 shares of common stock.

Subsequently, on June 26, 2024, the Company and the SPV entered into an Amendment to the Securities Purchase Agreement (the “Amendment”) to provide for a revised allocation of the SPV’s subscription between shares of common stock and Pre-Funded Warrants in lieu thereof. Pursuant to the Amendment, the SPV has subscribed for: (i) 3,350,000 shares of Common Stock (the “Shares”), (ii) Pre-Funded Warrants to purchase up to 1,343,000 shares of common stock (the “Pre-Funded Warrant Shares”) and (iii) Private Warrants to purchase up to 7,039,500 shares of Common Stock (“Private Warrant Shares,” together with the Pre-Funded Warrant Shares, the “Warrant Shares”), for aggregate gross proceeds of approximately $4.3 million. Except as otherwise expressly provided for in the Amendment, the Securities Purchase Agreement remains in full force and effect.

The Private Warrants will be exercisable at an exercise price of $1.05 per share, will be exercisable 6 months after issuance and will expire 5 years from the date of issuance. Additionally, the Company may redeem the Private Warrants once they become exercisable upon 30 days’ advance notice if the closing price of the common stock reported equals to or exceeds $2.275 for any 20 business days within a 30 consecutive business-day period, provided that they may only be redeemed if there is an effective registration statement covering the resale of the Private Warrant Shares. The Pre-Funded Warrants are each exercisable for one share of common stock at an exercise price of $0.0001 per share and will expire when exercised in full. The Company is prohibited from effecting an exercise of any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by the holder and its affiliates exceeding 4.99% (or 9.99%, or 19.99%, as applicable, at election of the holder) of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 19.99%.

In accordance with the Securities Purchase Agreement, the Company has agreed to file a registration statement covering the resale of the Shares and the Warrant Shares within 30 days of the date of the Securities Purchase Agreement, subject to the terms and conditions of the Securities Purchase Agreement.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the SPV and customary indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Securities Purchase Agreement, Amendment, Pre-Funded Warrants and Private Warrants is not complete and is qualified in its entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1 and 10.2, respectively, which is incorporated by reference herein, and incorporated by reference from Exhibits 4.1 and 4.2, respectively, from the Current Report Form 8-K  filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2024 and April 19, 2024, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The offer and sale of the Shares, Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were instead offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2024, the Company held its annual meeting of stokcholders (the “Annual Meeting”). As further described below under Item 5.07 to this Current Report on Form 8-K, at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock to 87,500,000 (the “Charter Amendment”), which had been previously approved by the Company’s board of directors (the “Board”), subject to approval by the Company’s stockholders.

Accordingly, on June 25, 2024, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware to effectuate the Chater Amendment, and the Certificate of Amendment became effective upon filing.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on from 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the beginning of the Annual Meeting, there were 29,868,242 shares of common stock present or represented by proxy at the Annual Meeting, which represented approximately 65.05% of the voting power of the shares of the Company’s outstanding shares of voting stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of common stock were entitled to one vote for each share held as of the close of business on April 29, 2024. Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. The six (6) proposals below are each described in more detail in the proxy statement filed with the SEC on May 10, 2024, as supplemented on June 10, 2024 and June 20, 2024.

Proposal 1. Election of Directors.

Nominee Name	For	Withheld	Broker Non- Votes
Colin James Deller	11,028,490	9,681,438	9,158,314
Catharine M. de Lacy	10,245,020	10,464,908	9,158,314
David M. Maley	10,270,226	10,439,702	9,158,314
Judith S. Schrecker	10,988,024	9,721,904	9,158,314

Each of the four nominees standing for re-election as a director was elected to serve on the Board until the election and qualification of his or her successor or until his or her earlier death, resignation, or removal.

Proposal 2. Ratification of BPM CPA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstentions
25,601,920	319,343	3,946,979

There were no broker non-votes on this proposal.

The stockholders ratified the appointment of BPM CPA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 3. Approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock to 87,500,000.

For	Against	Abstentions
17,640,304	12,034,240	193,698

The stockholders approved the Company’s amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock to 87,500,000.

Proposal 4. Advisory vote of the Company’s compensation paid to named executive officers.

For	Against	Abstentions	Broker Non-Votes
10,788,911	9,880,247	40,770	9,158,314

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

Proposal 5. Advisory vote on the frequency of future stockholder non-binding votes on compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
13,704,558	2,926,455	4,010,652	68,263	9,158,314

The Company’s stockholders, on an advisory basis, voted in favor of a one-year frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

Proposal 6. Authorization to adjourn the Annual Meeting.

For	Against	Abstentions
18,601,750	10,614,090	652,402

There were no broker non-votes on this proposal.

The stockholders approved the authorization to adjourn the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Amendment, as filed with the Secretary of the State of Delaware on June 26, 2024.
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on April 23, 2024).
4.2	Form of Private Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed with the Securities and Exchange Commission on April 19, 2024).
10.1*	Securities Purchase Agreement, dated June 24, 2024,
10.2*	Amendment to Securities Purchase Agreement, dated June 26, 2024.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer